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                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75133 and 333-46693) of Staten Island Bancorp, Inc. of our report dated June 16, 2003 relating to the financial statements of SI Bank & Trust 401(k) Savings Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, New York

June 19, 2003